UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2021

NOV INC.

(Exact name of registrant specified in its charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Drive

Houston, Texas 77036

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 346-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Scott K. Duff as Vice President, Corporate Controller and Chief Accounting Officer

On September 27, 2021, NOV Inc. (the “Company”) issued a press release announcing that Scott K. Duff, Vice President, Corporate Controller and Chief Accounting Officer, notified the Company of his intention to retire. Effective November 1, 2021, Mr. Duff will step down from his current position and transition into a non-executive advisory role, remaining an employee of the Company until February 28, 2022 (the “Retirement Date”). To assist in the transition of Mr. Duff’s duties and responsibilities, it is anticipated that Mr. Duff and the Company will enter into a consulting agreement (the “Consulting Agreement”) on or about the Retirement Date, pursuant to which he will render consulting advice and services to the Company regarding the organization’s accounting functions, ledgers and financial accounts, and other reporting and auditing functions. Under the terms of the Consulting Agreement, Mr. Duff will receive the following compensation and benefits: (1) a monthly retainer fee of $15,833; (2) continued vesting of his outstanding stock options and time-based restricted stock awards during the consulting period; and (3) up to five years of continued coverage under the Company’s group health plan. The Consulting Agreement will remain in effect for a term of up to two years.

Mr. Duff’s retirement was not as a result of any issues or disagreements with the Company, including on any matters related to the Company’s financial disclosures, accounting policies or practices.

Appointment of Christy H. Novak as Vice President, Corporate Controller and Chief Accounting Officer

On September 27, 2021, the Company issued an internal announcement regarding the appointment of Christy Novak, age 49, as Vice President, Corporate Controller and Chief Accounting Officer of the Company, which is effective as of November 1, 2021 (the “Appointment Date”). Since August of 2020 Ms. Novak has served as NOV’s Vice President of Accounting Systems, where she has been leading efforts to design, implement, rationalize, and improve efficiencies of the Company’s accounting systems and processes. From October 2013 to August 2020, she served as the Vice President of Finance for the Company’s Rig Technologies operating segment. During her 16 years with NOV, Ms. Novak has advanced through several positions of increasing responsibility and has successfully led initiatives to strengthen and streamline the accounting function and develop talent within the finance organization. Prior to joining NOV, she spent nearly 10 years in public accounting with Ernst & Young where she served various audit clients in the manufacturing and energy industries. Ms. Novak graduated from Texas A&M University with a BBA in Accounting and is a Certified Public Accountant.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is provided as part of the information furnished under Item 5.02 of this Current Report:

99.1	NOV Inc. press release dated September 27, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NOV INC.

By:	/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President

Date: September 27, 2021

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